EXHIBIT 99.1

EMC INSURANCE GROUP INC. REPORTS
2003 FOURTH QUARTER RESULTS AND DECLARES
89TH CONSECUTIVE QUARTERLY DIVIDEND


Fourth Quarter 2003
  Net Income Per Share -- $0.53
  Net Operating Income Per Share -- $0.46
  GAAP Combined Ratio -- 100.1

Year Ended December 31, 2003
  Net Income Per Share -- $1.78
  Net Operating Income Per Share -- $1.71
  GAAP Combined Ratio -- 100.2

     DES MOINES, Iowa (February 24, 2004) - EMC Insurance Group Inc. (Nasdaq/NM:EMCI) today reported operating income of $0.46 per share for the fourth quarter ended December 31, 2003 compared to $0.38 for the fourth quarter ended December 31, 2002(1). Operating income for the year ended December 31, 2003 was $1.71 per share compared to $1.60 for the same period in 2002.

     Net income, including realized investment gains/losses, was $6,091,000 ($0.53 per share) for the fourth quarter ended December 31, 2003 compared to $5,166,000 ($0.45 per share) for the fourth quarter ended December 31, 2002. Net income for the year ended December 31, 2003 totaled $20,349,000 ($1.78 per share) compared to $16,102,000 ($1.42 per share) for the same period in 2002.

     "I am pleased to announce record-breaking financial results for the year ended December 31, 2003," stated President and CEO Bruce G. Kelley. "Despite an unusually high level of catastrophe and storm losses that was second only to the record amount reported in storm-plagued 2001 and some necessary reserve strengthening, EMC Insurance Group Inc. posted its most profitable year since its debut as a public company in 1982. Over the last several years we have been diligent in our efforts to improve both premium rate adequacy and the quality of the risks we insure. Those efforts have been successful and we are now experiencing the financial benefits of those initiatives."

     Premiums earned increased 4.8 percent to $84,053,000 for the three months ended December 31, 2003 from $80,206,000 for the same period in 2002. For the twelve month period ended December 31, 2003, premiums earned increased 11.3 percent to $330,623,000 from $297,043,000 for the same period in 2002. These increases are primarily attributed to rate increases implemented during the last two years in the property and casualty insurance business as well as significant growth and improved pricing in the assumed reinsurance business. The market for property and casualty insurance remained firm during the fourth quarter of 2003 and no significant changes are forecasted for 2004. The Company will continue to implement rate increases in those lines of business and/or territories where such action is warranted; however, the overall level of these rate increases is expected to be smaller than those implemented during 2003.

     Catastrophe and storm losses amounted to $811,000 ($0.05 per share after tax) in the fourth quarter of 2003 compared to $2,360,000 ($0.13 per share after tax) in the fourth quarter of 2002. For the year ended December 31, 2003, catastrophe and storm losses totaled $20,942,000 ($1.19 per share after tax) compared to $8,304,000 ($0.47 per share after tax) for the same period in 2002. Approximately $3,900,000 ($0.22 per share after tax) of the catastrophe and storm losses for 2003 is attributable to Hurricane Isabel.

     The Company's GAAP combined ratio was 100.1 percent in the fourth quarter of 2003 compared to 102.4 percent in the fourth quarter of 2002. For the year ended December 31, 2003, the GAAP combined ratio was 100.2 percent compared to
101.9 percent for the year ended December 31, 2002.

     Net book value of the Company's stock as of December 31, 2003 was $15.72 per share, an increase of 13.6 percent from $13.84 per share at December 31, 2002.

     The Board of Directors of EMC Insurance Group Inc. has declared a quarterly dividend of $0.15 per share of common stock payable March 12, 2004 to shareholders of record as of March 5, 2004. This is the eighty-ninth consecutive quarterly dividend paid since EMC Insurance Group Inc. became a publicly held company in February 1982.

     EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide. For more information, visit our website www.emcinsurance.com.

     The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management's current expectations and actual results of the Company may differ materially from such expectations. The risks and uncertainties that may affect the actual results of the Company include but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; state and federal legislation and regulations; rate competition; changes in interest rates and the performance of financial markets; the adequacy of loss and settlement expense reserves, including asbestos and environmental claims; rate agency actions and other risks and uncertainties inherent to the Company's business.

     (1) The Company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, we have provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income in the Summary of Consolidated Financial Data schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.


                    Summary of Consolidated Financial Data
                               (UNAUDITED)

                               Three Months Ended           Year Ended
                                   December 31,            December 31,
                            ----------------------- -------------------------
                                2003        2002        2003         2002
                            ----------- ----------- ------------ ------------
Premiums earned ............$84,052,937 $80,205,777 $330,622,810 $297,043,033
Net investment income ......  7,454,599   8,238,848   29,702,461   32,778,133
Other income ...............    233,919     297,960      862,070      865,819
                            ----------- ----------- ------------ ------------
Total revenues ............. 91,741,455  88,742,585  361,187,341  330,686,985

Losses and expenses ........ 84,803,762  83,093,128  334,374,743  305,635,748
                            ----------- ----------- ------------ ------------
  Operating income before
    income tax expense .....  6,937,693   5,649,457   26,812,598   25,051,237

Income tax expense .........  1,599,713   1,316,879    7,223,779    6,896,018
                            ----------- ----------- ------------ ------------
Operating income after
  income tax expense .......  5,337,980   4,332,578   19,588,819   18,155,219
                            ----------- ----------- ------------ ------------
Realized investment gains
  (losses) .................  1,158,721   1,282,173    1,169,698   (3,159,201)

Income tax expense (benefit)    405,552     448,761      409,394   (1,105,720)
                            ----------- ----------- ------------ ------------
  Net realized investment
    gains (losses) .........    753,169     833,412      760,304   (2,053,481)
                            ----------- ----------- ------------ ------------
    Net income .............$ 6,091,149 $ 5,165,990 $ 20,349,123 $ 16,101,738
                            =========== =========== ============ ============

Operating income per share
- basic and diluted ........$      0.46 $      0.38 $       1.71 $       1.60
                            =========== =========== ============ ============

Net income per share
- basic and diluted ........$      0.53 $      0.45 $       1.78 $       1.42
                            =========== =========== ============ ============

Dividend per share .........$      0.15 $      0.15 $       0.60 $       0.60
                            =========== =========== ============ ============

Average number of shares
  outstanding
- basic and diluted ........ 11,495,768  11,396,073   11,453,324   11,375,779
                            =========== =========== ============ ============


                                         2003              2002
                                     ------------------------------
Book Value Per Share ..............      $15.75            $13.84
Price to Book Value ...............        1.35x             1.29x

Common stock price:
     High .........................      $22.10            $23.50
     Low ..........................      $15.50            $13.25
     Close ........................      $21.14            $17.87
Effective tax rate ................       27.3%             26.4%
Statutory surplus as regards
  policyholders-insurance
  subsidiaries (in thousands)* ....    $170,233          $140,324
Net income as a percent of
  beginning stockholders' equity ..       12.9%             11.5%
Average ROE .......................       12.0%             10.8%
P/E Multiple (price/last 4 qtrs) ..       11.9x             12.6x



                             Consolidated Balance Sheets

                                                   December 31,  December 31,
                                                       2003          2002
ASSETS                                            -------------  ------------
Investments:
  Fixed maturities:
    Securities held-to-maturity, at amortized cost
      (fair value $21,167,655 and $61,639,037) ... $ 19,423,013  $ 55,033,675
    Securities available-for-sale, at fair value
      (amortized cost $382,326,388 and
      $459,844,928) ..............................  405,758,798   485,855,966
  Fixed maturity securities on loan:
    Securities held-to-maturity, at amortized cost
      (fair value $32,686,769 and $0) ............   30,422,335             -
    Securities available-for-sale, at fair value
      (amortized cost $117,184,150 and $0) .......  118,026,960             -
  Equity securities available-for-sale, at fair
    value (cost $38,998,075 and $38,444,030) .....   49,008,498    34,596,985
  Other long-term investments, at cost ...........    4,758,019     3,057,000
  Short-term investments, at cost ................   63,568,064    29,650,230
                                                   ------------  ------------
           Total investments .....................  690,965,687   608,193,856

Balances resulting from related party transactions
  with Employers Mutual:
    Reinsurance receivables ......................   15,861,754    11,582,136
    Prepaid reinsurance premiums .................    3,297,228     2,442,899
    Intangible asset, defined benefit
      retirement plan ............................    1,016,492     1,411,716
    Other assets .................................    1,857,284     1,331,816

Cash .............................................  (14,069,102)     (119,097)
Accrued investment income ........................    7,821,652     9,179,555
Accounts receivable (net of allowance for
  uncollectible accounts of $0 and $7,297) .......      379,423       772,944
Income taxes recoverable .........................            -       213,504
Deferred policy acquisition costs ................   26,737,784    24,926,861
Deferred income taxes ............................   10,345,429    13,986,172
Goodwill, at cost less accumulated amortization
  of $2,616,234 and $2,616,234 ...................      941,586       941,586
Securities lending collateral ....................  154,556,758             -
                                                   ------------  ------------
           Total assets .......................... $899,711,975  $674,863,948
                                                   ============  ============

LIABILITIES
Balances resulting from related party transactions
  with Employers Mutual:
    Losses and settlement expenses ............... $367,923,881  $331,226,753
    Unearned premiums ............................  124,832,607   115,746,814
    Other policyholders' funds ...................    1,390,594     1,035,622
    Surplus notes payable ........................   36,000,000    36,000,000
    Indebtedness to related party ................    2,175,118     3,304,539
    Employee retirement plans ....................    9,965,600    10,014,349
    Other liabilities ............................   19,336,366    19,767,507

Income taxes payable .............................    2,780,500             -
Securities lending obligation ....................  154,556,758             -
                                                   ------------  ------------
       Total liabilities .........................  718,961,424   517,095,584
                                                   ------------  ------------

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000
  shares; issued and outstanding, 11,501,065
  shares in 2003 and 11,399,050 shares in 2002 ...   11,501,065    11,399,050
Additional paid-in capital .......................   69,113,228    67,270,591
Accumulated other comprehensive income ...........   22,285,668    14,218,330
Retained earnings ................................   77,850,590    64,880,393
                                                   ------------  ------------
       Total stockholders' equity ................  180,750,551   157,768,364
                                                   ------------  ------------
       Total liabilities and stockholders' equity  $899,711,975  $674,863,948
                                                   ============  ============

WRITTEN PREMIUMS*
                                     2003           2002
                                 -----------    -----------
Property & Casualty Insurance:
Three Months ended:
  March 31,.....................$ 60,022,622    $ 54,843,250
  June 30, .....................  65,126,418      62,295,162
  September 30, ................  73,490,595      70,786,649
  December 31, .................  50,952,040      49,708,541
                                ------------    ------------
Year to date: ..................$249,591,675    $237,633,602
                                ============    ============

Reinsurance:
Three Months ended:
  March 31,.....................$ 23,301,452    $ 17,296,985
  June 30, .....................  22,160,253      17,683,733
  September 30, ................  22,159,616      18,301,894
  December 31, .................  22,436,452      22,920,666
                                 -----------    ------------
Year to date: ..................$ 90,057,773    $ 76,203,278
                                ============    ============

Total:
Three Months ended:
  March 31,.....................$ 83,324,074    $ 72,140,235
  June 30, .....................  87,286,671      79,978,895
  September 30, ................  95,650,211      89,088,543
  December 31, .................  73,388,492      72,629,207
                                ------------    ------------
Year to date: ..................$339,649,448    $313,836,880
                                ============    ============

* Statutory data rather than GAAP. However, this data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual. Consequently, no reconciliation to GAAP is required by the SEC's Regulation G.



                                    Segment Information


                            Property
Year Ended                and Casualty                 Parent
December 31, 2003          Insurance   Reinsurance    Company    Consolidated
-----------------         ------------ ------------ ------------ ------------
Premiums earned ......... $241,237,313 $ 89,385,497 $          - $330,622,810
Losses and expenses .....  248,731,016   82,669,141            -  331,400,157
                          ------------ ------------ ------------ ------------
Underwriting (loss) gain    (7,493,703)   6,716,356            -     (777,347)

Net investment income ...   20,724,017    8,948,076       30,368   29,702,461
Other income ............      862,070            -            -      862,070
Interest expense ........      919,362      400,904            -    1,320,266
Other expenses ..........    1,044,757            -      609,563    1,654,320
                          ------------ ------------ ------------ ------------
  Operating income (loss)
    before income tax
    expense (benefit) ...   12,128,265   15,263,528     (579,195)  26,812,598

Realized investment gains
   (losses) .............    1,312,252     (142,554)           -    1,169,698
                          ------------ ------------ ------------ ------------
  Income (loss) before
    income tax expense
    (benefit) ........... $ 13,440,517 $ 15,120,974 $   (579,195)$ 27,982,296
                          ============ ============ ============ ============


                            Property
Year Ended                and Casualty                 Parent
December 31, 2002           Insurance   Reinsurance   Company    Consolidated
-----------------         ------------ ------------ ------------ ------------
Premiums earned ......... $225,013,076 $ 72,029,957 $          - $297,043,033
Losses and expenses .....  228,634,732   74,056,266            -  302,690,998
                          ------------ ------------ ------------ ------------
Underwriting loss .......   (3,621,656)  (2,026,309)           -   (5,647,965)

Net investment income ...   23,517,163    9,147,127      113,843   32,778,133
Other income ............      865,819            -            -      865,819
Interest expense ........    1,345,153      293,563            -    1,638,716
Other expenses ..........      869,346            -      436,688    1,306,034
                          ------------ ------------ ------------ ------------
  Operating income (loss)
    before income tax
    expense (benefit) ...   18,546,827    6,827,255     (322,845)  25,051,237

Realized investment
  (losses) gains ........   (2,154,246)  (1,010,268)       5,313   (3,159,201)
                          ------------ ------------ ------------ ------------
  Income (loss) before
    income tax expense
    (benefit) ........... $ 16,392,581 $  5,816,987 $   (317,532)$ 21,892,036
                          ============ ============ ============ ============